Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-174519, No. 333-130395, No. 333-69588, No. 333-50934) and in Amendment No. 1 to Registration Statement on Form S-3 (No. 333-201274) of our report dated March 16, 2017, relating to the financial statements of Wuxi Weifu Autocam Precision Machinery Company, Ltd. as of and for the year ended December 31, 2016, appearing in the Annual Report on Form 10-K of NN, Inc. for the year ended December 31, 2016.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, People’s Republic of China

March 16, 2017